Exhibit 16.1

[PricewaterhouseCoopers LLP Letterhead]

September 28, 2017

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561

Commissioners:

We have read the statements made by OneBeacon Insurance Group, Ltd. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of OneBeacon Insurance Group, Ltd., dated September 28, 2017. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP